                                                                     Exhibit 4.2

================================================================================

                               OPTION AGREEMENT

                          Dated as of April 19, 2001

                                    between

                             _____________________

                                      and

                              TRANSIT GROUP, INC.

================================================================================

                               TABLE OF CONTENTS

                                                                                                           Page
SECTION 1.     GRANT OF OPTION..........................................................................    1
SECTION 2.     EXERCISE OF OPTION.......................................................................    1

     (a)  Exercise Period...............................................................................    1
     (b)  Exercise Procedure............................................................................    1

SECTION 3.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES........................................    3

                  (a)    Adjustment of Exercise Price and Number of Shares upon Issuance of Common
                         Stock..........................................................................    3
                  (b)    Effect on Exercise Price of Certain Events.....................................    3
                  (c)    Subdivision or Combination of Common Stock.....................................    6
                  (d)    Dividends and Repurchases of Common Stock......................................    6
                  (e)    Reorganization, Reclassification, Consolidation, Merger or Sale................    6
                  (f)    Certain Events.................................................................    7
                  (g)    Notices........................................................................    7

SECTION 4.     DEFINITIONS..............................................................................    8
SECTION 5.     LEGEND...................................................................................    9
SECTION 6.     THE COMPANY REPRESENTATIONS AND WARRANTIES...............................................    9

                  (a)    Due Organization...............................................................    9
                  (b)    Due Authorization..............................................................    9
                  (c)    Capitalization.................................................................   10

SECTION 7.     NO VOTING RIGHTS; LIMITATIONS OF LIABILITY...............................................   10
SECTION 9.     NOTICES..................................................................................   10
SECTION 11.    ASSIGNMENT...............................................................................   10
SECTION 12.    INTERPRETATION...........................................................................   10
SECTION 13.    SEVERABILITY.............................................................................   11
SECTION 14.    GOVERNING LAW............................................................................   11
SECTION 15.    FORUM SELECTION AND CONSENT TO JURISDICTION..............................................   11
SECTION 16.    COUNTERPARTS.............................................................................   11
SECTION 17.    NO PRESUMPTION AGAINST DRAFTER...........................................................   11

                                OPTION AGREEMENT

     This OPTION AGREEMENT (this "Agreement"), is entered into as of April 19,
                                  ---------
2001 (the "Effective Date") between _________________ ("Lender") and Transit
                                                        ------
Group, Inc., a Florida corporation (the "Company").
                                         -------

     WHEREAS, as a condition to the consummation of the transactions contemplated by the Amended and Restated Credit Agreement dated as of April 19, 2001 among Lender and others (the "Credit Agreement"), the Lender and the
                                   ----------------
Company are entering into this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Grant of Option. The Company hereby grants to Lender or its
                 ---------------
registered assign (the "Registered Holder"), the right to purchase (the
                        -----------------
"Option") from the Company up to Five Million Two Hundred Eighty Thousand Three
 ------
Hundred Eighty Three (5,280,383) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at a price per share equal to $0.05 (the
                      ------------
"Exercise Price"). The amount and kind of securities purchasable pursuant to the
 --------------
Option and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Agreement. Certain capitalized terms used herein are defined in Section 4.
                                 ---------

     Section 2.  Exercise of Option.
                 ------------------

     (a)  Exercise Period. The Registered Holder may exercise, in whole or in
          ---------------
part, the Option at any time and from time to time during the period commencing on the date hereof and ending on April 19, 2021 (the "Exercise Period"). If the
                                                      ---------------
Option remains unexercised, in whole or in part, upon the expiration of the Exercise Period, the Option or such unexercised part thereof shall terminate.

     (b)  Exercise Procedure.
          ------------------

          (i) The Option shall be exercised, to the extent of the number of shares of Common Stock described in clause (C) below, when the Company has
                                         ----------
     received all of the  following items (the "Exercise Time"):
                                                -------------

               (A)  a completed Exercise Agreement, in the form of Exhibit A
                                                                   ---------
          attached hereto, which shall be dated the actual date of execution thereof;

               (B) if the Registered Holder is not the Lender, an Assignment in the form of Exhibit B attached hereto, evidencing the assignment of
                      ---------
          the Option; and

               (C)  subject to clause (ii) below, a check payable to the
                               -----------
          Company, or a wire transfer of immediately available funds to an account specified by the Company, in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

          (ii)   Notwithstanding Section 2(b)(i)(C) above, at the election of
                                 ------------------
     the Registered Holder (the "Cashless Election"), which election shall be
                                 -----------------
     set forth in the Exercise Agreement, the number of shares of Common Stock being purchased upon exercise of the Option shall be equal to the quotient obtained by dividing (a) the product of (x) the Market Price at such Exercise Time less the Exercise Price, multiplied by (y) the number of shares of Common Stock as to which the Registered Holder elects to be issued under this clause (ii) (which election shall reduce the number of
                       -----------
     shares of Common Stock available for any subsequent exercise), divided by
     (b) the Market Price at such Exercise Time. The number of shares of Common Stock issued pursuant to this clause (ii) shall be excluded from the
                                   -----------
     calculation of the amount paid pursuant to Section 2(b)(i)(C) above.
                                                ------------------

          (iii) Certificate(s) for Common Stock purchased upon exercise of the Option shall be delivered by the Company to the Registered Holder within five (5) business days of the Exercise Time in exchange for payment for such Common Stock or exercise of the Cashless Election. If the Option is exercised in part, the Company shall, at the time of delivery of the certificate(s) for Common Stock, unless the Option has then expired, issue and deliver to the Registered Holder an amendment to this Agreement evidencing the rights of the Registered Holder to purchase the aggregate number of shares of Common Stock for which the Option shall not have been exercised.

          (iv) Common Stock issuable upon exercise of the Option shall be issued to the Registered Holder at the Exercise Time, and the Registered Holder (or its custodian or nominee) will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

          (v) The issuance of certificate(s) representing Common Stock upon exercise of the Option shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other costs incurred by the Company in connection with such exercise and the related issuance of the Common Stock.

          (vi) The Company shall not close its books against the transfer of the Option or of any Common Stock issued or issuable upon exercise of the Option in any manner which interferes with the timely exercise of the Option. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock issuable upon exercise of the Option is at all times equal to or less than the Exercise Price then in effect.

          (vii) The Company shall assist and cooperate with any Registered Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of the Option, including making any filings required to be made by the Company.

          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares, solely for the purpose of issuance upon exercise of the Option, such number of shares of Common Stock issuable upon the exercise of all outstanding Options. All Common Stock which is so issuable shall, when issued, be duly and validly issued, and upon payment of the Exercise Price therefor, shall be fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which Common Stock is listed (except for official notice of issuance, which shall be immediately delivered by the Company upon each such issuance).

     Section 3.  Adjustment of Exercise Price and Number of Shares. In order to
                 -------------------------------------------------
prevent dilution of the rights granted under this Agreement, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Option shall be subject to adjustment from time to time as provided in this Section 3.
                                                                     ---------
          (a)  Adjustment of Exercise Price and Number of Shares upon Issuance
               ---------------------------------------------------------------
     of Common Stock.  If after the Effective Date, the Company issues or
     ---------------
     sells, or in accordance with Section 3(b) is deemed to have issued or sold,
                                  ------------
     any Common Stock, other than a Permitted Issuance, for a consideration per share less than the Exercise Price in effect immediately prior to such time (which consideration shall have been determined in good faith by the Company's Board of Directors), then immediately upon such issuance or sale, the Exercise Price shall be reduced to the Exercise Price determined by dividing (i) the sum of (A) the product derived by multiplying the Exercise Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (B) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. Upon each such adjustment of the Exercise Price under this Section 3, the number of
                                                      ---------
     shares of Common Stock issuable upon exercise of the Option shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Option immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (b)  Effect on Exercise Price of Certain Events.  For purposes of
               ------------------------------------------
     determining the adjusted Exercise Price under Section 3(a), the following
                                                   ------------
     shall be applicable:

               (i) If after the Effective Date the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any shares or other securities convertible into or exchangeable for Common Stock, other than a Permitted Issuance, (all such rights or options being herein called "Rights" and such convertible or
                                       ------
          exchangeable stock or securities being herein called "Convertible
                                                                -----------
          Securities") and the price per share for which Common Stock is
          -----------
          issuable upon exercise of such Rights or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting of such Rights, then the total number of shares of Common Stock issuable upon exercise of such Rights or upon conversion or exchange of the total amount of such Convertible Securities issuable upon exercise of such Rights shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Rights or upon conversion or exchange of such" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Rights, plus the aggregate amount of additional consideration payable to the Company upon exercise of all such Rights, plus in the case of such Rights which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Rights or upon the conversion or exchange of all such Convertible Securities issued upon exercise of such Rights. No further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock or of such Convertible Securities upon exercise of such Rights or upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) If after the Effective Date the Company in any manner issues or sells any Convertible Securities, other than a Permitted Issuance, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then the number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities. In addition, if any such issuance or sale of such Convertible Securities is made upon exercise of any Rights for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3(b), no
                                                            ------------
     further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

          (iii) If the purchase price provided for in any Rights, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than solely pursuant to the operation of antidilution provisions similar to those contained in this Section 3), then
                                                                ---------
     the Exercise Price in effect and the number of shares of Common Stock issuable hereunder at the time of such change shall be adjusted to the Exercise Price and the number of shares of Common Stock that would have been in effect at such time had such Rights or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that, if such adjustment would
                                        --------
     result in an increase of the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all Registered Holders.

          (iv) Upon the expiration of any Right or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Right or right, the Exercise Price then in effect and the number of shares of Common Stock issuable upon exercise of the Option shall be readjusted to the Exercise Price and the number of shares of Common Stock that would have been in effect at the time of such expiration or termination had such Right or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that, if such expiration or termination would result in
             --------
     an increase in the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all Registered Holders.

          (v) If any Common Stock, Rights or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Rights or Convertible Securities are issued or sold for a consideration that consists of securities, the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Rights or Convertible Securities are issued or sold for a consideration other than cash or securities, the fair value of such consideration shall be determined jointly by the Lender and the Company's Board of Directors.

          (vi) In case any Right is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Rights by the parties thereto, the Rights shall be deemed to have been issued for consideration determined jointly by the Lender and the Company's Board of Directors.

          (vii)  Notwithstanding anything in this Section 3(b) to the contrary,
                                                  ------------
     no adjustment will be made by reason of the issuance of shares of Common Stock upon a subdivision of Common Stock for which an adjustment is made pursuant to Section 3(c).
                 ------------

          (viii) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Rights or in Convertible Securities or (B) to subscribe for or purchase of Common Stock, Rights or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (c)  Subdivision or Combination of Common Stock.  If the Company at
               ------------------------------------------
     any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon exercise of the Option shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable upon exercise of the Option shall be proportionately decreased.

          (d)  Dividends and Repurchases of Common Stock.  If the Company shall
               -----------------------------------------
     declare, pay or distribute dividends upon Common Stock (excluding a dividend referred to in Section 3(b)(viii) or 3(c) or declared on the
                             ------------------     ---
     Company's Series A Convertible Preferred Stock or Series B Convertible Preferred Stock) in any calendar year which, in the aggregate, exceed the Company's cumulative undistributed funds from operations, as determined by the Company's Board of Directors, on the date of declaration, then, the Exercise Price shall be decreased by multiplying the Exercise Price immediately prior to such decrease by a fraction, (A) the denominator of which equals the product of (1) the Exercise Price immediately prior to such decrease multiplied by (2) the number of shares of Common Stock outstanding at such time and (B) the numerator of which equals the denominator as determined pursuant to clause (A) above minus the amount by
                                           ----------
     which all such dividends for such calendar year exceed the Company's cumulative undistributed funds from operations on such date of declaration. Any such decrease shall take effect on the record date for the dividend. If the Company shall repurchase Common Stock for a per share consideration which exceeds the Exercise Price in effect immediately prior to the first such repurchase, then the Exercise Price shall be adjusted in accordance with the foregoing provisions, as if, in lieu of such repurchase, the Company had (i) paid a dividend having a fair market value equal to the fair market value of all property and cash expended in the repurchases and
     (ii) effected a reverse split of the Common Stock in the proportion necessary to reduce the number of shares of Common Stock outstanding from
     (A) the number of shares of Common Stock outstanding immediately prior to the first such repurchase to (B) the number of shares of Common Stock outstanding immediately following all such repurchases. Notwithstanding the foregoing, no adjustments shall be made hereunder as a result of the repurchase by the Company of shares of Common Stock pursuant to the Stock Purchase Agreement dated as of April __, 2001 between the Company, T. Wayne Davis and certain members of the Fulmer Family.

          (e)  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
     Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the
                                               --------------
     consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders representing a majority of the Common Stock then issuable upon exercise of all Options then outstanding) to insure that each of the Registered Holders shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be), the Common Stock immediately theretofore acquirable upon exercise of such holder's Option, such shares of stock, securities, cash or other assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore and receivable upon exercise of such holder's Option had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders representing a majority of the Common Stock then issuable upon exercise of all Options then outstanding) with respect to such holder's rights and interests to insure that the provisions of this Section 3 shall thereafter be applicable to
                                 ---------
     the Options. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders representing a majority of the Common Stock then issuable upon exercise of the Option), the obligation to deliver to each such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (f)  Certain Events.  If any event occurs of the type contemplated by
               --------------
     the provisions of this Section 3 but not expressly provided for by such
                        ---------
     provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Option so as to protect the rights of the Registered Holder; provided that no such adjustment shall increase the
                        --------
     Exercise Price or decrease the number of shares of Common Stock issuable upon exercise of the Option as otherwise determined pursuant to this
     Section 3.
     ---------

          (g)  Notices.
               -------

               (i) Immediately upon any adjustment of the terms of the Option under Section 3, the Company shall give written notice thereof
                       ---------
          to the Registered Holder, setting forth details of such event and the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Option.

               (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

     Section 4.  Definitions. The following terms shall have the meanings set
                 -----------
forth herein for the purposes of this Agreement:

          "Common Stock" means the common stock, par value $0.01 per share, of
           ------------
     the Company, and, except for purposes of the Common Stock obtainable upon exercise of the Option, any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company, but shall not include the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock of the Company outstanding on the date hereof.

          "Common Stock Deemed Outstanding" means, at any given time, the number
           -------------------------------
     of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 3(b)(i) and (ii).
     ----------------     ----

          "Market Price" means as to any security the average of the closing
           ------------
     prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., prevailing eastern time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Company and the Registered Holders of Options representing a majority of the Common Stock purchasable upon exercise of all the Options then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an appraiser jointly selected by the Company and the Registered Holders of Options representing a majority of the Common Stock purchasable upon exercise of all the Options then outstanding. The determination of such appraiser will be final and binding on the Company and the Registered Holders of the Options, and the fees and expenses of such appraiser will be paid by the Company.

          "Permitted Issuance" shall mean any issuance of shares of Common Stock
           ------------------
     (i) upon the exercise or conversion of warrants or convertible securities of the Company outstanding or issued on the date hereof (including the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock) and all dividends declared or paid thereon in additional shares of Preferred Stock of the Company, or (ii) upon the exercise of employee stock options issued with the approval of the Company's Board of Directors pursuant to Company's stock option plans, including options to purchase up to an additional 30,000,000 shares of Common Stock issued with approval of the Company's Board of Directors, or
     (iii) all shares of Common Stock or other securities (including options, warrants and other purchase rights) issued or to be issued to employees, officers or directors of the Company after receipt of the written consent to such issuance from the holders of 60% of the then outstanding Preferred Stock and approval of such issuance by the Board of Directors of the Company.

          "Person" means an individual, a partnership, a joint venture, a
           ------
     corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules and regulations promulgated thereunder.

          "Shareholders" means the holders of the Common Stock.
           ------------

          "Underlying Shares" means (i) the Common Stock issued or issuable upon
           -----------------
     exercise of the Option and (ii) any securities issued or issuable with respect to such Common Stock by way of any share split, share dividend, recapitalization or otherwise.

     Section 5.  Legend. The certificates representing the Common Stock will
                 ------
bear the following legend, if applicable:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SHALL NOT BE: (1) SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR CONSIDERATION, BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF ITS COUNSEL AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER FOR CONSIDERATION SHALL NOT REQUIRE REGISTRATION UNDER THE ACT OR RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW; OR (2) TRANSFERRED WITHOUT CONSIDERATION BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT REQUIRE REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.

     Section 6.  The Company Representations and Warranties. The Company
                 ------------------------------------------
represents and warrants to the Lender as follows:

          (a)    Due Organization. The Company was formed on August 28, 1985,
                 ----------------
     has been duly organized and is validly existing and in good standing under the laws of the

     State of Florida, and is qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted or as proposed by it to be conducted on the Effective Date, except where failure to so qualify would not have a material adverse effect on the financial position or results of operations of the Company or any adverse effect on the ability of the Company to carry out its obligations under this Agreement.

          (b)    Due Authorization. The Company has full power and authority to
                 -----------------
     enter into this Agreement. The execution, delivery and performance by the Company of this Agreement have been duly and validly approved by all necessary corporate or other applicable action and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

          (c)    Capitalization. As of the Effective Date (i) the Company has
                 --------------
     120,000,000 authorized shares of capital stock, 100,000,000 shares of which are Common Stock and 20,000,000 shares are Preferred Stock, no par value per share; (ii) there are issued and outstanding (t) 31,959,674 shares of Common Stock, (u) 7,970,000 shares of Preferred Stock (consisting of 5,000,000 shares of Series A Convertible Preferred Stock and 2,970,000 shares of Series B Convertible Preferred Stock), (v) publicly-traded Warrants which entitle each holder to purchase one share of Common Stock at $7.50 per share upon the exercise of two Warrants, (w) 1,755,850 shares of Common Stock issued pursuant to the Company's Incentive Stock Option Plan,
     (x) 2,087,307 shares of Common Stock (plus a 1% per annum re-load feature) issued pursuant to the Company's 1998 Stock Incentive Plan, (y) 52,803,828 options to purchase Common Stock and (z) 1,000,000 shares of Common Stock under the Company's 1998 Employee Stock Purchase Plan; (iii) the Board of Directors of the Company has authorized the issuance of 30,000,000 shares of Common Stock in connection with the Company's management incentive plan, subject to obtaining shareholder consent to increase the number of authorized shares of capital stock; and (iv) there are no other securities convertible or exchangeable for Common Stock or any rights or options to subscribe for or purchase any Common Stock or securities convertible or exchangeable for Common Stock.

     Section 7.  No Voting Rights; Limitations of Liability. This Agreement
                 ------------------------------------------
shall not entitle any Registered Holder to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by a Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holders shall give rise to any liability of a Registered Holder for the Exercise Price of Common Stock acquirable upon exercise of the Option or as a shareholder of the Company.

     Section 8.  Option Transferability. Subject to the transfer conditions
                 ----------------------
referred to in the legend set forth in Section 5 hereof, this Agreement and all
                                       ---------
rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Agreement with a properly executed Assignment (in the form of Exhibit B hereto) at the
                                               ---------
principal office of the Company.

     Section 9.  Notices. Except as otherwise expressly provided herein, any
                 -------
notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three business days (seven business days for overseas mail) after being deposited in the U.S. mail, certified or registered mail, postage prepaid, addressed (i) to the Company, at its principal executive offices, and (ii) to any Registered Holder, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

     Section 10. Amendment and Waiver. Except as otherwise provided herein, the
                 --------------------
provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

     Section 11. Assignment. This Agreement shall be binding upon and inure to
                 ----------
the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of any rights or obligations shall be made by any party without the written consent of each other party, except as expressly permitted herein.

     Section 12. Interpretation. The headings preceding the text of Sections and
                 --------------
paragraphs included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Sections or Exhibits shall refer to those portions of this Agreement.

     Section 13. Severability. If any provision of this Agreement shall be held
                 ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     Section 15. Forum Selection and Consent to Jurisdiction. ANY LITIGATION
                 -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE

NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 16. Counterparts. This Agreement may be executed in counterparts,
                 ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     Section 17. No Presumption Against Drafter. Each of the parties hereto have
                 ------------------------------
jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumption or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                   TRANSIT GROUP, INC.


                                   By:____________________________
                                   Name:
                                   Title:


                                   LENDER


                                   By:____________________________
                                   Name:
                                   Title:

                                   Exhibit A
                              Exercise Agreement

To:                                Dated:

          The undersigned, pursuant to the provisions set forth in that certain Option Agreement, dated as of April 19, 2001, between [Name of Lender] and Transit Group, Inc. (the "Agreement"), hereby subscribes for the purchase of __________ shares of Common Stock issuable upon exercise of the Option contained therein and [makes payment herewith in full therefor at the Exercise Price per share set forth therein] [makes election to exercise the procedure set forth in
Section 2(c)(ii)]. Capitalized terms not otherwise herein defined shall have the meanings given them in the Agreement.

          By executing this Exercise Agreement, the undersigned acknowledges that it has read, and agrees to be bound by, all the terms and provisions of the Agreement.

                              _________________________________

                              By:______________________________
                              Name_____________________________
                              Title:___________________________

                                   Exhibit B
                                   Assignment


     FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers to the Assignee set forth below all of the rights of the undersigned under that certain Option Agreement, dated as of April 19, 2001, between ___________________ and Transit Group, Inc. (the "Agreement"), with respect to
                                                  ---------
the number of shares set forth below. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

Name of Assignee         Address                   No. of Shares
----------------         -------                   -------------



Dated:                             _________________________________


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________




     The undersigned Assignee hereby accepts the foregoing Assignment and agrees to be bound by all the terms and provisions of the Agreement.

Dated:                             ________________________________


                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________